UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant				[X]
Filed by a Party other than the Registrant				[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to [SECTION]240.14a-12

The Commerce Group, Inc. (Name of Registrant as Specified in Its Charter) _______________________________________________ (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: _____________________________
	(2)	Aggregate number of securities to which transaction applies: _____________________________
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_____________________________

	(4)	Proposed maximum aggregate value of transaction:_____________________________
	(5)	Total fee paid: _____________________________
		[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

		(1)	Amount Previously Paid: _____________________________
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		(4)	Date Filed: _____________________________

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The Commerce Group, Inc.
211 MAIN STREET WEBSTER, MASSACHUSETTS 01570 (508) 943-9000

April 15, 2005

To Our Stockholders:

      I am pleased to invite you to attend the 2005 Annual Meeting of Stockholders of The Commerce Group, Inc., which will be held at 9:00 a.m. on Friday, May 20, 2005, at the Company's Policy Services Building located at 16 Sutton Road, Webster, Massachusetts.

The accompanying Notice of the Annual Meeting of Stockholders and Proxy Statement set forth the business to come before this year's Annual Meeting.

      If you plan to attend the meeting, please bring a form of personal identification with you and, if you are acting as proxy for another, please bring written confirmation from the record owner that you are acting as proxy.

      Whether or not you expect to attend the meeting, please sign and date the enclosed form of proxy and return it promptly in the accompanying envelope to ensure that your shares will be represented. If you attend the meeting, you may withdraw any proxy previously given and vote your shares in person if you so desire.

Cordially,

/s/ Arthur J. Remillard, Jr.

ARTHUR J. REMILLARD, JR.
President, Chief Executive Officer
and Chairman of the Board

The Commerce Group, Inc.
211 Main Street Webster, MA 01570 (508) 943-9000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 20, 2005

April 15, 2005

To Our Stockholders:

      You are cordially invited to attend the 2005 Annual Meeting of Stockholders of The Commerce Group, Inc. (the Company) at the Company's Policy Services Building located at 16 Sutton Road, Webster, Massachusetts at 9:00 a.m. on Friday, May 20, 2005. The meeting is called for the purpose of considering and acting upon:

1.	A proposal to fix at 17 the number of directors of the Company and to elect such directors.

2.	The transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The close of business on March 24, 2005, was fixed by your Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

      We urge you to attend and to participate at the meeting, no matter how many shares you own. Even if you do not expect to attend the meeting personally, we urge you to please vote, and then sign, date and return the enclosed proxy card in the postpaid envelope provided. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please sign and return each proxy card so that all of your shares will be represented at the meeting.

By Order of the Board of Directors

/s/ John W. Spillane

JOHN W. SPILLANE
Clerk


THE COMMERCE GROUP, INC.
211 Main Street Webster, MA 01570 (508) 943-9000

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 20, 2005

GENERAL INFORMATION

      This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of The Commerce Group, Inc. (the Company). The proxies will be used at the Annual Meeting of the Stockholders of the Company on Friday, May 20, 2005, at 9:00 a.m. at the Company's Policy Services Building located at 16 Sutton Road, Webster, Massachusetts and at any adjournment or adjournments thereof (the Annual Meeting). The Company's Annual Report to Stockholders and Form 10-K, containing the Company's financial statements for the year ended December 31, 2004, and the report of the Company's independent auditors, PricewaterhouseCoopers LLP, thereon is being mailed with this Proxy Statement to the Company's stockholders of record at the close of business on March 24, 2005. The Company mailed this Proxy Statement and the enclosed form of proxy on or about April 15, 2005.

VOTE REQUIRED

      A form of proxy is enclosed. Unless contrary instructions are indicated on the proxy, or the proxy is revoked, all shares represented by each proxy received will be voted FOR a proposal to fix at 17 the number of directors of the Company and the election of the nominees for director named on page 11. If you specify a different choice by means of your proxy, the shares represented by your proxy will be voted as specified. You may revoke your proxy at any time before the proxy is exercised by filing with the Clerk of the Company, or its transfer agent, a written notice of revocation or by delivering to the Company, or its transfer agent, a duly executed proxy bearing a later date. If you attend the Annual Meeting in person, you will not have revoked your proxy, unless you vote your shares in person.

      So long as a quorum is present at the Annual Meeting, the directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote at the Annual Meeting. There is no cumulative voting in the election of directors. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will have no effect on the outcome of the election of directors. Broker non-votes and shares represented by any proxy as to which the vote for each director nominee has been withheld will be treated as shares present or represented at the Annual Meeting for quorum purposes. (A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer and is barred from exercising discretionary authority to vote on the matter, which the broker indicates on the proxy. Brokers, however, may vote on the election of directors and other routine matters without receiving instructions from their customers.)

Only the holders of record of shares of Common Stock at the close of business on March 24, 2005, will be entitled to receive notice of and to vote at the Annual Meeting.

      At the close of business on March 24, 2005, there were 33,588,842 shares of Common Stock outstanding and entitled to be voted. Every stockholder will be entitled to one vote for each share of Common Stock recorded in his or her name on the books of the Company as of that date.

COST OF SOLICITATION

      The cost of soliciting proxies for the Annual Meeting will be borne by the Company. Proxies may be solicited by directors, officers or employees of the Company without additional compensation in person or by telephone. The Company will use the services of Georgeson Shareholder Communications, Inc. to aid in the solicitation of proxies at a fee of $4,500 plus expenses. The Company will also request persons, firms and corporations holding shares in their own names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information as of March 24, 2005, with respect to the beneficial ownership of shares of the Company's Common Stock by the following individuals: (a) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of such stock; (b) the Company's directors and nominees; (c) each of the executive officers named in the Summary Compensation Table; and (d) all of the Company's directors and executive officers as a group. The information in the table and in the related notes has been furnished by or on behalf of the indicated owners.

Name and Address of Beneficial Owner		Amount of Shares Beneficially Owned(1)		Percentage of Shares (1)

(a)	Security ownership of certain beneficial owners:

	The Commerce Group, Inc.	2,994,097		8.9%
	Employee Stock Ownership Plan
	211 Main Street
	Webster, MA 01570

	EARNEST Partners, LLC	2,042,466	(2)	6.1%
	75 Fourteenth Street, Suite 2300
	Atlanta, GA 30309

(b)	Security ownership of directors and nominees:

	Randall V. Becker	134,578	(3)	*
	Joseph A. Borski, Jr.	66,752		*
	Eric G. Butler	177,424		*
	Henry J. Camosse	90,171	(4)	*
	Gerald Fels	566,531	(5)	1.7%
	David R. Grenon	318,842	(6)	*
	Robert W. Harris	107,647	(7)	*
	Robert S. Howland	68,474	(8)	*
	John J. Kunkel	1,024,370	(9)	3.0%
	Raymond J. Lauring	807,870		2.4%
	Normand R. Marois	187,427		*
	Suryakant M. Patel	544,634		1.6%
	Arthur J. Remillard, Jr.	605,207	(10)	1.8%
	Arthur J. Remillard, III	805,641	(11)	2.4%

Name and Address of Beneficial Owner		Amount of Shares Beneficially Owned(1)		Percentage of Shares (1)

	Regan P. Remillard	576,680	(12)	1.7%
	Gurbachan Singh	391,452		1.2%
	John W. Spillane	757,704	(13)	2.3%

(c)	Security ownership of named executive officers:

	Arthur J. Remillard, Jr.	605,207	(10)	1.8%
	Gerald Fels	566,531	(5)	1.7%
	James A. Ermilio	9,935	(14)	*
	Arthur J. Remillard, III	805,641	(11)	2.4%
	Randall V. Becker	134,578	(3)	*

(d)	All executive officers and directors as a group (21 persons)	7,310,512	(15)	21.8%

*	Percentage of shares is less than 1%.
(1)

The indicated shares are those as to which the beneficial owner has sole voting and investment power except as follows. Shares held by the Company's Employee Stock Ownership Plan (the ESOP) and allocated to participant accounts are voted as directed by the account holders. Shares for which no voting instructions are received from the account holders and all other shares not allocated to participants are voted in the same proportion as shares for which voting instructions are received unless the ESOP's administrative committee, which is a fiduciary subject to certain duties imposed by the Employee Retirement Income Security Act (ERISA) determines that voting such shares in such proportions would violate the provisions of Part 4 of Title I of ERISA. ESOP participants who are current employees of the Company or its subsidiaries and who are 100% vested in their ESOP accounts can annually elect to transfer out of the ESOP up to 100% of their allocated Company stock in the form of an eligible rollover distribution into another eligible retirement plan, such as a qualified individual retirement arrangement described in Section 408 of the Internal Revenue Code. Shares totaling 2,208,516 held by the ESOP at March 24, 2005 were allocated to the ESOP accounts of these individuals. ESOP participants who are former employees of the Company and who are 100% vested in their ESOP accounts may generally elect to withdraw from the ESOP the shares allocated to their accounts at any time. Shares totaling 555,862 held by the ESOP at March 24, 2005 were allocated to the ESOP accounts of these individuals. The remaining 229,719 shares held by the ESOP at March 24, 2005 were allocated to the ESOP accounts of participants who have not yet reached 100% vesting in their account balances. Disposition of these unvested shares is restricted under the ESOP.

The indicated shares not held by the ESOP include shares owned beneficially by spouses, parents, children and relatives who share the same home, trusts in which the named individual or a family member sharing the same home serves as a trustee and corporations of which the named individual is an executive officer or principal shareholder; the named individuals disclaim any beneficial interest in shares so included. The percentage of shares is calculated using 33,588,842 shares outstanding at March 24, 2005, except for the executive officers as a group whose percentage is derived by dividing the shares listed by 33,588,842 plus one executive officer's exercisable option shares.

(footnotes continued on following page)

(2)

EARNEST Partners, LLC, a registered investment advisor, has sole voting power over 1,202,295 shares, shared voting power over 472,271 shares, and sole investment power over 2,042,466 shares. The information in the table and this footnote is based on a Schedule 13G filed with the SEC on February 14, 2005.

(3)	Includes 11,991 shares held by the ESOP and 18,622 shares held by two trusts of which Mr. Becker is the trustee.
(4)	Includes 63,021 shares held by two trusts of which Mr. Camosse is the trustee.
(5)	Includes 1,401 shares held by the ESOP.
(6)	Includes 11,600 shares held by a trust of which Mr. Grenon's wife is the trustee.
(7)	Includes 64,844 shares held by a trust of which Mr. Harris is the trustee and 37,803 shares held by a trust of which Mr. Harris' wife is the trustee.
(8)	Includes 48,474 shares held by a trust of which Mr. Howland is a co-trustee with his son and 20,000 shares held by a trust of which Mr. Howland's wife is the trustee.
(9)	Includes 125,000 shares held by a trust of which Mr. Kunkel's wife is the trustee.
(10)	Includes 4,073 shares held by the ESOP.
(11)	Includes 152,147 shares held by the ESOP and 37,505 shares held by two trusts of which Mr. Remillard, III is a co-trustee.
(12)	Includes 9,960 shares held by the ESOP and 14,650 shares held by a trust of which Mr. Remillard is a co-trustee.
(13)	Includes 6,212 shares held by two trusts of which Mr. Spillane's son is the trustee.
(14)	Includes 3,309 shares held by the ESOP.
(15)	Includes 236,681 shares held by the ESOP and 15,373 shares that may be acquired under exercisable options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities, if any, of the Company. Executive officers, directors and greater than ten percent beneficial owners are required to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except that Joseph J. Staffieri filed a late Form 3 in 2004. The late Form 3 was an amendment to an incomplete Form 3 which was filed timely in November 2002.

GOVERNANCE OF THE COMPANY

      The Board of Directors has adopted Corporate Governance Guidelines which give effect to the New York Stock Exchange (the NYSE) corporate governance listing standards and various other corporate governance matters. Also, the Company has a Code of Ethics that applies to directors, officers and employees of the Company. The Company's Corporate Governance Guidelines and Code of Ethics are available on the Company's website at http://www.commerceinsurance.com/index_cinfo.html under the Corporate Governance tab. A copy of the Corporate Governance Guidelines and Code of Ethics will be provided to any stockholder of the Company upon request.

Proxies are solicited for the Annual Meeting to give all holders of Common Stock a chance to vote for the persons who are to be their representatives in the governance of the Company.

      The Company's directors are elected annually by the stockholders and hold office until the next annual meeting of stockholders and thereafter until their successors, if any, are elected and duly qualified.

Board of Directors and Board Committees

      The Company's Board has 17 directors and the following committees: Audit, Compensation, and Nominating and Corporate Governance. Membership in the committees and the function of each committee are described below. The Audit, Compensation, and Nominating and Corporate Governance committees operate under written charters adopted by the Board. All of these charters are available on the Company's website at http://www.commerceinsurance.com/index_cinfo.html under the Corporate Governance tab. A copy of any of these charters will be provided to any stockholder of the Company upon request.

      During 2004, the Board held four meetings. Each director attended at least 75% of all board and applicable committee meetings held during 2004, except Suryakant M. Patel who attended 50% of the Nominating and Corporate Governance Committee meetings. Each director is expected to attend the Annual Meeting. All directors attended the 2004 Annual Meeting of Stockholders.

The following table summarizes current Board committee membership and the number of committee meetings held during 2004:

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Independent Directors(a):
Joseph A. Borski, Jr.	Chair	Chair
Eric G. Butler
Henry J. Camosse
David R. Grenon	Member
Robert W. Harris
Robert S. Howland
John J. Kunkel			Member
Normand R. Marois		Member
Suryakant M. Patel	Member		Chair
Gurbachan Singh		Member	Member
Non-independent Directors(a):
Randall V. Becker(b)
Gerald Fels(b)
Raymond J. Lauring
Arthur J. Remillard, Jr.(b)
Arthur J. Remillard, III(b)
Regan P. Remillard
John W. Spillane(b)
Number of meetings in 2004	8	4	2

(footnotes on following page)

(a)

The Board has evaluated and determined independence in accordance with the Company's Corporate Governance Guidelines, the rules of the NYSE, and all other applicable laws, rules, and regulations. Generally, a director does not qualify as an independent director if the director (or in some cases, members of the director's immediate family) has, or in the past three years has had, certain relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company. The Board has affirmatively determined that a majority of the Company's directors are independent directors under the NYSE corporate governance listing standards. Furthermore, all of the members of the Audit, Compensation, and Nominating and Governance committees are independent, as independence for such committee members is defined in the Company's Corporate Governance Guidelines, the NYSE corporate governance listing standards, and all other applicable laws, rules, and regulations.

(b)	Directors are also officers of the Company.

Executive Sessions of the Non-Management Directors

      Non-management directors of the Company meet in executive session in accordance with the Company's Corporate Governance Guidelines. David R. Grenon was elected by the non-management directors to preside over the executive sessions. There were four executive sessions in 2004.

Audit Committee

The Audit Committee's primary duties and responsibilities are to:

	*	monitor the integrity of the Company's financial statements, financial reporting process and systems of key internal controls;
	*	monitor the performance of the Company's independent auditors and internal auditing department;
	*	review the independent auditor's qualifications and independence;
*

obtain a report from the General Counsel for the Company and the Compliance Officer, at least annually, regarding pending or threatened litigation against the Company and the Company's compliance program; and

	*	provide an avenue of communication among the independent auditors, management, the internal auditing functions, and the Board of Directors.

      The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. Each such registered public accounting firm must report directly to the Audit Committee. The engagement of the registered public accounting firm to perform any other permissible services must be approved in advance by the Audit Committee. Company requests for services to be provided by the registered public accounting firm are presented to the Audit Committee. The Audit Committee reviews the requests, determines whether each requested service is a permissible service, as defined by the SEC, and votes to either approve or not approve the request. The Audit Committee approved in advance all other permissible services provided by any registered public accounting firm for the Company during 2004.


      The Board of Directors has determined that Joseph A. Borski, Jr. meets the requirements adopted by the Securities and Exchange Commission (the SEC) for qualification as an "audit committee financial expert."

The Compensation Committee

      The Compensation Committee reviews the salary recommendations and performance evaluations prepared by management for all officers and makes recommendations to the Board for the salaries of the five highest paid executive officers. This Committee also makes recommendations to the Board regarding incentive compensation programs for officers and directors, administers the Company's Incentive Compensation Plan and has the authority to grant awards under that plan.

The Nominating and Corporate Governance Committee

      The Nominating and Corporate Governance Committee reviews the qualifications of prospective directors and provides recommendations to the Board for the nomination of directors. In addition, the committee develops and recommends to the Board corporate governance principles applicable to the Company. This committee considers stockholder proposals for director nominees, which should be sent to the attention of the Assistant to the President at the Company's principal office.

      Director Nominating Process. The Nominating and Corporate Governance Committee considers potential nominees for Board membership suggested by its members and other Board members, as well as by members of management and stockholders. In addition, as set forth in its charter, the Nominating and Corporate Governance Committee may retain outside search firms to identify prospective Board nominees.

      The Nominating and Corporate Governance Committee considers properly submitted stockholder nominations for candidates for the Board. The Company recommends that stockholders who wish to recommend to the Nominating and Corporate Governance Committee candidates for election to the Board of Directors comply with the following procedures. The recommendation should be in writing. The recommendation should be sent to the Clerk of the Company at 211 Main Street, Webster, MA 01570, who will forward all recommendations to the Nominating and Corporate Governance Committee. The recommendation should be received by the Company not less than 120 calendar days before that date which is one year after the mailing date of the Company's proxy statement for its immediately preceding annual meeting. Accordingly, a recommendation for a director nominee to be considered at the Company's 2006 annual meeting should be received by December 16, 2005. The recommendation should set forth (i) the name and address as they appear on the Company's books of the stockholder making the recommendation and the class and number of shares of capital stock of the Company beneficially owned by such stockholder and (ii) the name of the candidate and all information relating to the candidate that is required to be disclosed in solicitations of proxies for election of directors under the federal proxy rules. The recommendation should be accompanied by the candidate's written consent to being named in the Company's proxy statement as a nominee for election to the Board of Directors and to serving as a director, if elected.

The Nominating and Corporate Governance Committee evaluates all prospective nominees against the standards and qualifications set out in the Company's Corporate Governance Guidelines, including:

*	integrity;
*	judgment;
*	commitment to the Company and its stockholders;
*	understanding of the business, the industry, and the role of a director on a public company board;
*	willingness and ability to participate and contribute in meetings and in preparation for meetings;
*	experience relevant to the business of the Company;
*	enhancing the diversity of the Board;
*	independence within the meaning of the Company's Corporate Governance Guidelines; and
*	a reputation befitting a director of a large publicly held company.

      The Board and the committee need not quantify or assign relative weights to the criteria considered in selecting or evaluating any nominee to stand for election as a director of the Company, or to be appointed to fill a vacancy on the Board.

Stockholder or Other Interested Party Communications

      Security holders have the ability to contact the Company's Board of Directors as a group by a letter or other written statement, which is clearly addressed to the Company's Board of Directors, stating the type and amount of the Company's securities held by the security holder and sent to any of the addressees listed below. Employees or other interested parties may contact the non-management directors as a group, by a letter or other written statement addressed specifically to the Company's non-management directors and sent to any of the following:

Arthur J. Remillard, Jr.	Joseph A. Borski, Jr.	James A. Ermilio
Chairman of the Board	Chairman of the Audit Committee	Senior Vice President and
The Commerce Group, Inc.	The Commerce Group, Inc.	General Counsel
211 Main Street	P.O. Box 643	The Commerce Group, Inc.
Webster, MA 01570	Webster, MA 01570	211 Main Street
Webster, MA 01570

      All communications so received will be forwarded promptly by the recipient to the addressees. These communication instructions are posted on the Company's website at http://www.commerceinsurance.com/index_cinfo.html.

Director Compensation

Directors of the Company and directors of the Company's subsidiaries receive the following compensation for their applicable service as directors:

	Meeting Attendance		Annual Member Stipend		Annual Chair Stipend

The Commerce Group, Inc.:
Board of Directors	$2,000		$30,000		$ --
Audit Committee	1,600		6,000		30,000
Compensation Committee	750		--		3,000
Nominating and Corporate Governance
Committee	1,000		--		--
Other committees	600		--		--

Commerce Holdings, Inc.:
Board of Directors	800	(a)	30,000	(b)	--
Audit Committee	1,600		6,000		--

The Commerce Insurance Company and
Citation Insurance Company:
Board of Directors (for each company's
non-employee directors)	600		--		--

ACIC Holding Co., Inc.:
Board of Directors	2,000		--		--

American Commerce Insurance Company:
Board of Directors	2,500		--		--
Executive Committee	1,000		--		--

(a)	Compensation is for non-employee directors only.
(b)	Compensation is paid only to directors who are not directors of The Commerce Group, Inc.

      Each director of the Company also receives an annual Book Value Award, or BVA, which entitles the recipient to receive a cash payment for each BVA based upon the increase in the book value of a share of Common Stock in excess of a specified minimum target. In 2004, each director received a number of BVAs approximately equal to 10.5% of the compensation paid to him as a director of the Company during 2003. Each 2004 BVA entitles the director to receive, by April 30, 2007, a cash payment equal to the book value of a share of Common Stock on December 31, 2006, less the base price of such BVA. The base price for the 2004 BVAs ($33.88) is the book value of a share of Common Stock on December 31, 2003 ($28.45) increased at the rate of 6% per annum compounded annually through December 31, 2006. For the purpose of this calculation, the December 31, 2006 book value of a share of Common Stock is increased for all cash dividends and the fair market value of all distributions of property made by the Company which the director would have been entitled to receive had he owned, from the date of grant until the maturity date, that number of shares of Common Stock equal to the number of BVAs under such award. The book value of a share of the Company's Common Stock excludes changes in unrealized gains and losses on bonds and preferred stocks and is adjusted for the impact of treasury stock and capital stock transactions. It is a condition to the receipt of any payment that may be due under a 2004 BVA to a director that the recipient has been a director of the Company continuously through April 30, 2007, unless his term shall have been terminated because of death or for any reason approved by the Board of Directors of the Company. Payments under the BVAs are accelerated in the event of the sale of the Company. See "Executive Compensation and Other Transactions" and "Compensation Committee Report" for a description of BVAs granted to the Company's executive officers.


      In 2000, the Company's directors approved a Directors' Retirement Compensation Plan (the Retirement Plan). The Retirement Plan becomes effective for each Company director (including directors who are employees of the Company) upon terminating service from the Company's Board of Directors provided that such termination was not made under conditions adverse to the Company's interest. Effective with the annual meeting at which the director is not reelected to the Board of Directors, and provided benefits are not paid until such time as the director has attained the age of 65, the Company will pay an annual retirement benefit equal to 50% of the average annual director compensation for the immediately preceding three full years ("three year average compensation"). The annual retirement benefit of 50% of the three year average compensation vests at the rate of 4.0% for each year of Board of Directors service up to a maximum of 100% vesting through termination of service. Payments continue for a maximum of ten years over the remaining life of the former director, or his or her then spouse, if the director pre-deceases the spouse. No payments are to be made after the death of the director and spouse. Expenses related to the Retirement Plan in 2004 amounted to $272,716 and a total of $55,247 was paid under the Retirement Plan for three former directors.

REPORT OF THE AUDIT COMMITTEE

2004

      In accordance with the rules established by the SEC, this report has been prepared by the Audit Committee for inclusion in the Company's proxy statement. The Committee meets with the Company's internal and independent auditors, with and without management present, to discuss the overall scope and plans for their respective audits, and to review the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Board of Directors has adopted a written charter for the Audit Committee. Each member of the Audit Committee satisfies the definition of an "independent director" as established by the New York Stock Exchange.

As part of its ongoing activities, the Audit Committee has:

*	Reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended December 31, 2004;

*	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended; and

*

Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC.

The Audit Committee:

Joseph A. Borski, Jr., Chairman
David R. Grenon
Suryakant M. Patel

ELECTION OF DIRECTORS

      The Company's directors are elected annually by the stockholders and hold office until the next annual meeting of stockholders and thereafter until their successors, if any, are elected and duly qualified. Unless contrary instructions are indicated on the proxy, or the proxy is revoked, all shares represented by each proxy received will be voted to elect the persons named in the following table, all of whom are now members of the Board of Directors. In the event, however, that any of the nominees for membership on the Board of Directors becomes unable to serve or for good cause will not serve (which is not now anticipated by the Company), the persons named as proxies have discretionary authority to vote for a substitute or to reduce the number of directors to be determined and elected. The Board of Directors of the Company has no reason to believe that any of the nominees will be unwilling or unable to serve if elected.

Name	Position with the Company	Age	Director since (1)

Arthur J. Remillard, Jr.	President, Chief Executive Officer,	74	1972
	Chairman of the Board, Director

Gerald Fels	Executive Vice President, Chief	62	1976
	Financial Officer, Director

Arthur J. Remillard, III	Senior Vice President--Policyholder	49	1983
	Benefits, Assistant Clerk, Director

John W. Spillane	Clerk, Director	72	1972

Randall V. Becker	Treasurer, Chief Accounting Officer, Director	44	2003

Joseph A. Borski, Jr.	Director	71	1972

Eric G. Butler	Director	77	1988

Henry J. Camosse	Director	74	1972

David R. Grenon	Director	65	1972

Robert W. Harris	Director	73	1975

Robert S. Howland	Director	85	1972

John J. Kunkel	Director	93	1972

Raymond J. Lauring	Director	79	1972

Normand R. Marois	Director	69	1972

Suryakant M. Patel	Director	64	1983

Regan P. Remillard	Director	41	1993

Gurbachan Singh	Director	66	1991

(1)	Prior to the Company's incorporation in 1976, the named person with a date prior to 1976 was a director of The Commerce Insurance Company which commenced business in 1972.


      Arthur J. Remillard, Jr. has been the President, Chief Executive Officer and Chairman of the Board of the Company since 1976. Mr. Remillard, Jr. has been Chief Executive Officer and Chairman of the Board of Commerce since 1972 and President of Commerce from 1972 to November 2001. Mr. Remillard, Jr. is also a member of the Governing Committee, Actuarial Committee, Governing Committee Review Panel, Budget Committee and Personnel Committee of the Commonwealth Automobile Reinsurers (CAR). Mr. Remillard, Jr. is also Chairman of the Governing Committee and a member of the Budget Committee, Executive Committee, Nominating Committee and Personnel Committee of the Automobile Insurers Bureau of Massachusetts (AIB).

      Gerald Fels, a Certified Public Accountant, was appointed Executive Vice President of the Company in November 1989 and has been Chief Financial Officer of the Company and Commerce since 1976 and 1975, respectively. From 1981 to November 1989, Mr. Fels was Senior Vice President of the Company. Mr. Fels was the Treasurer of the Company from 1976 to 1994 and of Commerce from 1975 to 1994. Mr. Fels was appointed President and Chief Operating Officer of Commerce and Citation in November 2001. Mr. Fels became the Chief Executive Officer and President of American Commerce Insurance Company (ACIC) and Commerce West Insurance Company (Commerce West) effective November 18, 2003. Mr. Fels is also Chair and a director of American Nuclear Insurers.

      Arthur J. Remillard, III was appointed Senior Vice President--Policyholder Benefits in 1988 and has been Assistant Clerk of the Company since 1982. In August 2001, Mr. Remillard, III became responsible for the Claim Operations of ACIC. From 1981 to 1988, Mr. Remillard, III was Vice President--Mortgage Operations. In addition, Mr. Remillard, III was elected Vice Chairman of the Board of Governors of the Insurance Fraud Bureau of the AIB in 2002 and he has served on that Board since 1991. Additionally, he has served on the CAR Claims Advisory Committee since 1990 and the AIB Claims Committee since 1991.

      John W. Spillane has been counsel to and Clerk of the Company since its incorporation and a practicing attorney since 1957. Mr. Spillane is the Senior Partner of Spillane & Spillane LLP. He is also a director of Rovac Corporation, a seller of air conditioning equipment.

      Randall V. Becker, a Certified Public Accountant, has been Treasurer and Chief Accounting Officer of the Company since 1994. From 1990 to 1994, Mr. Becker was Assistant Treasurer and Comptroller of the Company. From 1986 to 1990, Mr. Becker was the Director of Internal Audit for the Company.

      Joseph A. Borski, Jr. has been a self-employed Certified Public Accountant in the public practice of tax planning and preparation and accounting services for 44 years. Mr. Borski, Jr. is the Chairman of the Company's Audit Committee and Compensation Committee. Mr. Borski, Jr. has served on the Board of Directors of the Company since its inception.

Eric G. Butler was Vice President--Claims and the General Claims Manager of Commerce and Citation from 1981 until his retirement in 1993.

Henry J. Camosse was the President of Henry Camosse & Sons Co., Inc., a building and masonry supplies company, from 1964 until his retirement in 1992.


      David R. Grenon is the retired founding President and CEO of the Protector Group Insurance Agency, Inc. Mr. Grenon was actively engaged in the property, casualty and life insurance business from 1961 to 2001. Mr. Grenon is also President of E-C Realty Corporation and E-C Realty LLC. Mr. Grenon is Chairman of Massachusetts Biomedical Initiatives and a member of the Board of the Massachusetts Turnpike Authority Employees' Retirement System.

Robert W. Harris is retired. Prior to retirement, Mr. Harris was the Treasurer of H.C. Bartlett Insurance Agency, Inc. from 1958 until 1987.

Robert S. Howland has been retired since 1985. Prior to retirement, Mr. Howland was the Clerk of H.C. Bartlett Insurance Agency, Inc.

John J. Kunkel was President and Treasurer of Kunkel Buick & GMC Truck and Treasurer of Kunkel Bus Company. He is also a licensed real estate broker and licensed auto damage appraiser.

Raymond J. Lauring has been retired since 1983. Prior to retirement, Mr. Lauring was the President of Lauring Construction Company.

Normand R. Marois is retired. Prior to retirement, Mr. Marois was Chairman of the Board of Marois Bros., Inc., a contracting firm.

Suryakant M. Patel is retired. Prior to retirement, Dr. Patel was a physician specializing in internal medicine since 1966.

      Regan P. Remillard was a Senior Vice President of the Company from 1995 to 2004. Mr. Remillard was appointed President of ACIC in 2001, President of AHC in 1998 and Vice Chairman of the Board and Chief Executive Officer of ACIC in 1999. Mr. Remillard was President of Commerce West from 1996 to 2003. Mr. Remillard resigned from his positions with ACIC, Commerce West and AHC effective November 18, 2003 and resigned his position with the Company effective May 15, 2004. Mr. Remillard was General Counsel of the Company from 1995 to February 2000. From 1994 to 1995, Mr. Remillard was a practicing attorney at Hutchins, Wheeler & Dittmar, a Massachusetts law firm specializing in corporate law and litigation. From 1989 to 1993, Mr. Remillard was Government Affairs Monitor of the Company. Mr. Remillard is a member of the Massachusetts Bar.

Gurbachan Singh is retired. Prior to retirement, Dr. Singh was a physician engaged in the practice of general surgery for more than 25 years.

The only family relationships among any of the executive officers or directors of the Company are that Arthur J. Remillard, III and Regan P. Remillard are the sons of Arthur J. Remillard, Jr.

EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

      The following table contains a summary of the annual, long-term and other compensation for each of the fiscal years ended December 31, 2004, 2003 and 2002, of the Chief Executive Officer and the other four most highly compensated executive officers of the Company who were serving as executive officers at December 31, 2004.

Summary Compensation Table

					Long-Term Compensation

		Annual Compensation			Awards	Payouts

Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Securities Underlying Options (#)	LTIP Payouts (1)	All Other Compensation (2)

Arthur J. Remillard, Jr.	2004	$840,792	$10,000	--	--	$176,456	$ 66,752
President, Chief Executive	2003	$793,200	$10,000	--	--	$291,642	$749,826
Officer and Chairman	2002	$755,370	$ 8,500	--	--	$200,333	$ 57,652
of the Board

Gerald Fels	2004	$502,320	$10,000	--	--	$104,128	$ 78,672
Executive Vice President	2003	$436,800	$10,000	--	--	$159,787	$416,111
and Chief Financial Officer	2002	$415,800	$ 8,500	--	--	$104,484	$ 67,606

James A. Ermilio	2004	$307,632	$10,000	--	--	$ 60,787	$ 50,920
Senior Vice President and	2003	$265,200	$10,000	--	--	$ 60,510	$119,023
General Counsel	2002	$252,000	$ 8,500	--	--	$ 41,496	$ 43,420

Arthur J. Remillard, III	2004	$277,008	$10,000	--	--	$ 55,913	$ 58,730
Senior Vice President--	2003	$238,800	$10,000	--	--	$ 87,153	$175,902
Policyholder Benefits and	2002	$225,854	$ 8,500	--	--	$ 60,102	$ 49,630
Assistant Clerk

Randall V. Becker	2004	$246,456	$10,000	--	--	$ 41,039	$ 58,515
Treasurer and Chief	2003	$190,728	$10,000	--	--	$ 57,768	$120,417
Accounting Officer	2002	$181,428	$ 8,500	--	--	$ 38,149	$ 20,376

(1)

Represents payments on Book Value Awards tied to increases in the book value of a share of the Company's Common Stock. Payments made in 2004 on Book Value Awards were tied to increases in book value which matured on December 31, 2003. The 2004 amounts include book value award payments of $7,181 each to Arthur J. Remillard, Jr. and Arthur J. Remillard, III, and $11,797 to Gerald Fels and $5,643 to James A. Ermilio related to their service as directors of the Company or its subsidiaries.

(2)

Pursuant to Bonus Payment Agreements, the Company had agreed to pay, within 30 days of the date of exercise, to each holder of an option granted on April 5, 2000, an amount per option share equal to the dividends per share received by holders of Common Stock between the date of grant and the vesting date (April 5, 2003). The Company's Compensation Committee voted in 2003 to accelerate the payment of dividends under the Bonus Payment Agreements, resulting in the payment in February 2003 of $3.60 for each option share granted in 2000. The amounts received by the named executive officers were as follows: Arthur J. Remillard, Jr.--$689,274; Gerald Fels--$344,639; James A. Ermilio--$74,603; Arthur J. Remillard, III--$123,372; and Randall V. Becker--$71,219.

(footnotes continued on following page)


The 2004 amounts under "All Other Compensation" consist of directors fees of $37,600 each to Arthur J. Remillard, Jr., Arthur J. Remillard, III and Randall V. Becker, $55,400 to Gerald Fels and $30,000 to James A. Ermilio; the cost of group-term life insurance (based on the Internal Revenue Service Uniform Cost Table) provided by the Company in excess of $50,000 to Arthur J. Remillard, Jr. of $8,652, to Gerald Fels of $2,772, to James A. Ermilio of $420, to Arthur J. Remillard, III of $630 and to Randall V. Becker of $415; and contributions of $20,500 made or accrued by the Company to the ESOP for each of the named executive officers. The amount of the Company's contribution to the ESOP is determined annually by the Board of Directors. Benefits under the ESOP become partially vested when a participant has completed three years of service; the percentage of one's accrued benefit that is vested is subject to annual incremental change based on additional service and becomes fully vested after seven years of service. Amounts received on exercise of stock options are not included in this column. Information regarding shares acquired and value realized on exercise of stock options in 2004 is reflected in the table that follows.

      The table requiring information concerning stock options granted is not presented since the Company discontinued the practice of granting stock options subsequent to the last option grant on April 6, 2001.

      The following table shows information for the Chief Executive Officer and the other named executive officers concerning the number of stock options exercised and the value realized upon exercise during the year ended December 31, 2004. The Company granted stock options for the first time as a public company in 1999, and these options became fully exercisable on April 30, 2002. The Company also granted stock options in 2000, and these options became fully exercisable on April 5, 2003. The Company granted stock options for the last time in 2001, and these options became exercisable on April 6, 2004. The named executive officers did not have any outstanding stock options at December 31, 2004.

Aggregated Option Exercises in Last Fiscal Year (1)

	Name	Number of Shares Acquired On Exercise in 2004 (#)	Value Realized in 2004

	Arthur J. Remillard, Jr.	341,969	$5,317,618

	Gerald Fels	421,899	$6,461,389

	James A. Ermilio	94,990	$1,430,141

	Arthur J. Remillard, III	123,658	$2,085,062

	Randall V. Becker	72,974	$1,190,918

(1)	See "Compensation Committee Report" for additional information regarding the Company's Incentive Compensation Plan, under which awards in 2004, 2003 and 2002 consisted solely of BVA grants


      The following table contains information concerning certain long-term incentive plan awards granted in the form of book value awards (BVAs) under the Company's Incentive Compensation Plan to the Chief Executive Officer and the other named executive officers during fiscal 2004.

Long-Term Incentive Plan--Book Value Awards(1)

			Estimated Future Payouts Under Non-Stock Price-Based Plans
	Number of
Name	Rights(2)	Maturity Date	Target(3)

Arthur J. Remillard, Jr.	282,169	Dec. 31, 2006	$2,553,629

Gerald Fels	220,081	Dec. 31, 2006	$1,991,733

James A. Ermilio	142,355	Dec. 31, 2006	$1,288,313

Arthur J. Remillard, III	95,694	Dec. 31, 2006	$ 866,031

Randall V. Becker	71,789	Dec. 31, 2006	$ 649,691

(1)	See "Compensation Committee Report" for additional information regarding BVA grants under the Company's Incentive Compensation Plan.
(2)

During 2004, the Company granted BVAs which entitle the recipient to receive, by April 30, 2007, a cash payment for each BVA equal to the book value of a share of Common Stock of the Company on December 31, 2006, less the base price of such BVA. The base price for the 2004 BVAs ($33.88) is the book value of a share of Common Stock on December 31, 2003 ($28.45), increased at the rate of 6% per annum compounded annually through December 31, 2006. For the purpose of this calculation, the December 31, 2006 book value of a share of Common Stock is increased for all cash dividends and the fair market value of all distributions of property made by the Company which the recipient would have been entitled to receive had he owned shares of Common Stock equal to the number of BVAs held by him from the date of grant until the maturity date. The book value of a share of the Company's Common Stock excludes changes in unrealized gains and losses of bonds and preferred stocks and is adjusted for the impact of treasury stock and capital stock transactions. It is a condition to the receipt of any payment that may be due under a BVA that the participant has been in the continuous employ of the Company through the settlement date, unless such employment shall have terminated due to the participant's death or for any reason approved by the Board of Directors of the Company including retirement as specified within the terms of the BVA agreement. Payments under the BVAs are accelerated in the event of the sale of the Company.

(3)

Future payouts, if any, under the BVAs are tied to increases in the book value of a share of Common Stock and other factors. Therefore, it is not possible to determine the future payouts. Furthermore, there are no threshold or maximum payouts under the BVAs. The amounts set forth in this column are the amounts that would be paid based on the December 31, 2004, book value per share of the Common Stock of the Company: (a) adjusted for treasury stock purchased in 2004; (b) excluding changes in unrealized gains and losses of bonds and preferred stocks; (c) plus dividends paid in 2004; and (d) increased by $4.17 in each of 2005 and 2006. This $4.17 amount represents an average of net earnings per weighted average common share for 2002, 2003 and 2004, exclusive of the after-tax impact of realized gains and losses, change in accounting principle and the impact of

(footnotes continued on following page)


variable accounting for stock options. Although realized gains or losses are included in the calculation of book value, these items have been excluded due to the uncertainty of their occurrence and, therefore, the impact on the Company's future book value. There can be no assurance that the Company's performance will continue with the same or similar trends.

COMPENSATION COMMITTEE REPORT

2004

      The Compensation Committee (the Committee) is responsible for recommending to the Board of Directors the establishment of policies that govern both annual compensation and the Incentive Compensation Plan for the chief executive officer and other officers of the Company.

      The Committee meets each year to review the base compensation of the Company's officers, to grant awards under the Company's Incentive Compensation Plan and, as appropriate, to recommend changes in that plan or the pattern of incentive compensation awards.

      The Company's compensation program is designed to reward executives for strategic management and enhancement of stockholder value. In general, the same compensation policies are applied to the chief executive officer and to all of the other executive officers of the Company.

      The Incentive Compensation Plan (the Plan) provides for the use of incentive compensation such as Book Value Awards (BVAs) and Stock Options (Options). As shown in the Executive Compensation and Other Transactions section and further explained below, the Company has made significant incentive compensation payments because the Company's book value and market value have grown substantially over the last several years.

      Performance for purposes of the Company's compensation program has historically been measured by a combination of (1) the increase in the book value of the Company's stock, through the use of BVAs, and (2) the increase in market value of a share of the Company's stock through the use of SARs and, beginning in 1999, through the use of Options which replaced SARs (collectively, the Program). SARs were last granted in 1998 and matured in 2001. Subsequent to 2001, the Company had not granted Options and awarded only BVAs. BVAs are based upon the performance of the Company, as opposed to Options that are based upon the performance of the Company's stock and the variations within the stock market. The BVAs granted for 2004 were determined by dividing the base compensation of each officer by the Company's book value of $28.45 at December 31, 2003. The number of BVAs was then weighted by a factor ranging from two to ten, based on an officer's relative level of responsibility and potential to affect the Company's overall performance under a formula determined by the Compensation Committee. The Company updates its estimate of BVA compensation expense quarterly based on its financial results and other factors.

      The Committee reviews and determines the targeted minimum increase in book value for purposes of the Program. Awards made under the Program in 2004 provide that no incentive compensation will be payable unless the book value of the Company's Common Stock at December 31, 2006, plus the value of dividends paid on the Common Stock between that date and December 31, 2003, exceeds $33.88, which represents an approximately 19.1% increase from the Company's book value per share of $28.45 at December 31, 2003. Increases or decreases in book value per share related to changes in the market value of bonds and preferred stocks held by the Company are excluded from this calculation. Changes in the value of common stocks held by the Company on an after-tax basis are included in this calculation.


Adjustments are also made for the impact of treasury stock and capital stock transactions. In 2004, 2003 and 2002, the Committee recommended a 6.0% growth rate, or 19.1% compounded for the three-year period, to the Board of Directors as being in line with the Massachusetts insurance marketplace. No advance payments are contemplated in the BVA Program at this time.

      The Committee reviewed the BVA component of the Plan in January 2005. The Committee Chairman reported to the Board of Directors in his report dated February 18, 2005 that the BVA payments made in 2005 were reasonable relative to the Company's pre-tax earnings in 2004 of $303 million; total pre-tax BVA payments, including payments to directors and all officers, approximated 3.3% of the Company's pre-tax earnings as follows:

Top two officers	1.3%
Other top five officers (excluding the top two)	0.5%
All other officers (excluding the top five)	1.3%
Directors	0.2%

3.3%

      Under the market value portion of the Program, Options, intended to qualify as incentive stock options to the maximum extent permissible under the Internal Revenue Code, were granted in 1999, 2000 and 2001. At March 24, 2005, only 31,311 employee Options were outstanding; all of these outstanding Options were granted in 2001. The Company will not record any more expense related to the employee Options granted through 2001. The market price for the Company's common stock directly affected its 2004 expense related to Options granted in 1999 and 2000, because these Options were subject to an accounting method which differed from the non-expensing method used for the remaining Options which were granted in 2001.

The Company maintains an Employee Stock Ownership Plan with a 401(k) component. See footnote (2) of the Summary Compensation Table under "Executive Compensation and Other Transactions."

      The base salary for each officer, other than the chief executive officer, is recommended by the Company's management and reviewed and approved by the Committee. The 2004 base salaries for the Company's named executive officers, other than the chief executive officer, increased between 15.0% and 29.2% from 2003 base salaries. These increases were intended to reflect increases in the cost of living, job performance during 2003, additional effort in some selected areas, special situations which warranted additional compensation and base salary as compared to similar positions in the industry, all considered in the context of the officers' total compensation. The Committee established the chief executive officer's base salary for 2004, an approximate 6.0% increase, after taking into account increases in the cost of living, the chief executive officer's job performance during 2003, and base salary as compared to similar positions in the industry, all considered in the context of the Chief Executive Officer's total compensation. Company management and the Committee review industry salary surveys when establishing base salaries for all officers. As part of the review of industry salary information, the Compensation Committee believed it appropriate to increase base salaries for 2004 as noted above.

      The Committee will continue during 2005 to carefully consider officer compensation, and the components thereof, in relation to the Company's performance compared to that of industry performance levels for comparable companies and the performance history of the Company itself.

The Compensation Committee:

Joseph A. Borski, Jr., Chairman
Normand R. Marois
Gurbachan Singh

COMMON STOCK PERFORMANCE

      The graph below compares the cumulative total stockholder return on the shares of Common Stock of the Company for the last five years with the cumulative total return of the New York Stock Exchange Market Index, a group of six peer property and casualty insurance companies (Peer Group Index) and a property and casualty industry group established by Value Line (Value Line Property/Casualty Industry Group). The Peer Group Index consists of Baldwin & Lyons, Inc., W.R. Berkley, Mercury General Corporation, Progressive Insurance Group, Selective Insurance Group, Inc. and 21st Century Insurance Group. The Value Line Property/Casualty Industry Group is composed of 27 companies, including five of the six companies that compose the Peer Group Index. Management of the Company will compare the Company's common stock performance with the Value Line Property/Casualty Industry Group in the future because management believes that use of the Value Line group will offer a more appropriate and meaningful comparison than could be achieved with the Peer Group Index.

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

The Commerce Group, Inc.	$100	$109	$156	$159	$173	$275
Peer Group Index	$100	$143	$187	$181	$279	$304
New York Stock Exchange Market Index	$100	$102	$ 93	$ 76	$ 99	$111
Value Line Property/Casualty Industry Group	$100	$145	$142	$134	$163	$179

      This line graph assumes an investment of $100 in the Company's Common Stock, the New York Stock Exchange Market Index, the Peer Group Index and the Value Line Property/Casualty Industry Group on December 31, 1999 and reinvestment of all dividends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Arthur J. Remillard, Jr., the Company's President, Chief Executive Officer and Chairman of the Board, spends considerable time in Boston, Massachusetts in furtherance of the Company's business interests and, because of this, the Company provides office and part-time living accommodations to him at a condominium owned by the Company in Boston and the use, for business purposes, of an automobile owned by the Company. Expenses related to the condominium were $134,263 in 2004, $137,955 in 2003 and $137,262 in 2002. Most of the expense for each of the years was for depreciation, condominium fees and real estate taxes. The Company believes the non-business connected economic benefit (if any) to Mr. Remillard, Jr. to be minimal.

      The immediate family of Raymond J. Lauring, a director of the Company, owns more than a 10% equity interest in Lauring Construction Company. Mr. Lauring has no ownership interest in the construction company. During 2003 and 2002, the construction company provided construction and construction management services in connection with a contract for the $13 million renovation of a 130,000 square foot building we purchased. Terms of the contract provided for a fixed fee of $650,000 for supervision of management of the project. Total payments on the supervision and management services portion of the contract in 2003 and 2002 were $375,000 and $275,000, respectively. Payments to the construction company for actual materials used and construction work performed on this project were $335,408 in 2003 and approximately $2,308,000 in 2002; payments for other work unrelated to the project were $284,521 in 2004, $45,341 in 2003, and approximately $33,000 in 2002. No payments were made to the construction company in 2004 for the renovation project.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees for services performed by the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP (PwC), for the fiscal years ended December 31, 2004 and 2003 follow.

	2004	2003

Audit fees	$767,250	$380,000
Audit related fees	22,750	13,500
Tax fees	--	20,220
All other fees	1,400	--

Total	$791,400	$413,720

      The increase in 2004 audit fees was primarily related to the audit of management's assessment of internal controls over financial reporting and on the effectiveness of the Company's internal control over financial reporting. Audit related fees represent charges for the audit of the Company's employee benefit plan. Tax fees represent miscellaneous advice in connection with various tax filings. All other fees represent an annual subscription for PwC's accounting and reporting technical database. The Audit Committee considered the amount of fees charged by PwC that were not specifically related to the audit of the Company's consolidated financial statements and management's assessment of internal controls over financial reporting, and determined that amount is compatible with maintaining their independence. Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The Audit Committee has not appointed an independent registered public accounting firm for 2005 as of the date of this Proxy Statement as it traditionally appoints a registered public accounting firm when it meets in May.

OTHER BUSINESS

      The Board knows of no other matters to be presented at the Annual Meeting. The persons named in the form of proxy will vote according to their best judgment if any matter not included in this Proxy Statement does properly come before the Annual Meeting. Proxies solicited by the Board for the Annual Meeting will confer discretionary authority to vote on any matter to come before the Annual Meeting with respect to which the Company did not receive notice by March 3, 2005.

STOCKHOLDER PROPOSALS

      Any stockholder proposal intended to be presented at the 2006 Annual Meeting must be received at the Company's principal executive office by December 16, 2005 for consideration of inclusion in the Proxy Statement and form of proxy related to that Meeting. The proposal must comply in all respects with the rules and regulations of the Securities and Exchange Commission. A stockholder proposal submitted after March 1, 2006 will be considered untimely.

PROXY THE COMMERCE GROUP, INC. 16 Sutton Road WEBSTER, MASSACHUSETTS 01570 This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned stockholder of The Commerce Group, Inc. hereby appoints Gerald Fels, Arthur J. Remillard, III and John W. Spillane (each with power to act without the other and with power of substitution) as proxies to represent the undersigned at the Annual Meeting of Stockholders of The Commerce Group, Inc. to be held at 9:00 a.m. on Friday, May 20, 2005 and at any adjournment thereof, with all the power the undersigned would possess if personally present, and to vote all shares of Common Stock of the Company which the undersigned may be entitled to vote at said Meeting, hereby revoking any proxy heretofore given.

      THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OF THIS PROXY CARD. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR FIXING AT 17 THE NUMBER OF DIRECTORS OF THE COMPANY AND FOR all noMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE OF THIS PROXY CARD.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE

[X]	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" FIXING THE NUMBER OF DIRECTORS AT 17 AND "FOR" ALL DIRECTOR NOMINEES.

1.	FIXING THE NUMBER OF DIRECTORS OF THE COMPANY AT 17 AND ELECTION OF DIRECTORS

Nominees: (01) Randall V. Becker, (02) Joseph A. Borski, Jr., (03) Eric G. Butler, (04) Henry J. Camosse, (05) Gerald Fels, (06) David R. Grenon, (07) Robert W. Harris, (08) Robert S. Howland, (09) John J. Kunkel, (10) Raymond J. Lauring, (11) Normand R. Marois, (12) Suryakant M. Patel, (13) Arthur J. Remillard, Jr., (14) Arthur J. Remillard, III, (15) Regan P. Remillard, (16) Gurbachan Singh and (17) John W. Spillane.

FOR FIXING THE NUMBER OF DIRECTORS [ ] AT 17 AND FOR ALL NOMINEES	WITHHELD FROM FIXING THE [ ] NUMBER OF DIRECTORS AT 17 AND WITHHELD FROM ALL NOMINEES

[ ] ____________________________________________________________________________
FOR FIXING THE NUMBER OF DIRECTORS AT 17 AND FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	[ ]

	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	[ ]

Please sign exactly as your name(s) appear(s) on this proxy card and return promptly in the envelope provided. When signing as attorney, executor, trustee or guardian, please give your full title.

Signature: _________________ Date: __________ Signature: __________________ Date: __________
